UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 25, 2011

China Solar & Clean Energy Solutions, Inc.
(Exact name of registrant as specified in charter)

Nevada	000-12561	95-3819300
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4/F West Wing Dingheng Plaza, 45A North Fengtai Road, Beijing, China, 100071
(Address of principal executive offices and zip code)

(86) 10-63860500
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective July 25, 2011(the “Effective Date”), China Solar & Clean Energy Solutions, Inc. (the “Company”, “we”, or “us”) and our wholly owned subsidiary Deli Solar Holding Ltd. entered into a Joint Construction Agreement (the “Agreement”) with Guizhou Fuxiang Eco-Industrial City Investment & Development Co., Ltd. (the “Guizhou Company”), pursuant to which the Company will assist Guizhou Company in constructing the green eco-buildings construction projects (the “Projects”) located in Guizhou city in China applying with low carbon and eco-technologies for the purpose of energy-saving, low carbon ecology, and integrated solar energy solutions.

The total covered area for the Projects is over 8.0 square kilometers, or 3.089 square miles.  The total estimated costs of the Projects payable from Guizhou Company to the Company  are over than RMB 4 billion (approximately $0.63 billion) and will be paid in three installments at the following three phases of the Projects:

In the first phase, the total covered area is approximately 1.5 square kilometers, or 0.58 square miles, and the total estimated costs are from RMB 750 million to RMB 900 million (approximately $116.4 million to $139.8 million) with a net profit rate of approx. 16-18%.  The construction period will be commencing from August 2011 to December 2012.

In the second phase, the total covered area is approximately 4.0 square kilometers, or 1.54 square miles, and the total estimated costs are from RMB 2 billion to 2.4 billion (approximately $0.31 billion to $0.37 billion).  The construction period is expected from August 2012 to October 2014.

In the third phase, the total covered area is approximately 2.5 square kilometers, or 0.97 square miles, and the total estimated costs are from RMB 4 billion to 4.8 billion (approximately $0.62 billion to $0.74 billion).  The construction period is expected from August 2013 to December 2015.

The periods of the above three phases of construction will duplicated and cover each other.

The detailed payment arrangements from Guizhou Company to the Company, including but not limited to the payment times, amounts of each installments and inspection arrangements upon completion of each phase of the Projects, shall be subject to the parties’ separate agreements.

Item 8.01 Other Events

On July 26, 2011, we issued a press release announcing that we entered into the Joint Construction Agreement with Guizhou Fuxiang Eco-Industrial City Investment & Development Co., Ltd. A copy of the press release announcing our execution of the Agreement is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statement and Exhibits.

(a)	Financial Statements of Business Acquired.
None.

(b)	Pro Forma Financial Information.
None.

(c)	Exhibits.
99.1 Press Release, dated July 26, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.

	By:	/s/ Deli Du
Name: Deli Du
Title: Chief Executive Officer and President
Dated: July 28, 2011